                                                                     EXHIBIT 4.3

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "AGREEMENT") is made and entered into as of August 28, 2001 among Hyseq, Inc., a Nevada corporation (the "COMPANY"), and the investors signatory hereto (each a "PURCHASER" and collectively the "PURCHASERS").

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, certain securities of the Company, as more fully described in this Agreement, for an aggregate purchase price of up to $22,000,000.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Article I:

         "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

         "CLOSING" means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

         "CLOSING DATE" means the date of the Closing.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" means the common stock of the Company, par value $.001 per share, or such securities into which such stock shall hereafter be classified.

         "COMMON STOCK EQUIVALENTS" means any rights, warrants, options, convertible securities, exchangeable securities or other securities or debt of any kind that may be at any time convertible into, exchangeable for or otherwise give the holder thereof the right to receive shares of Common Stock.

         "COMPANY COUNSEL" means Latham & Watkins.

         "EFFECTIVE DATE" means the date that an Underlying Shares Registration Statement is first declared effective by the Commission.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

         "PER UNIT PURCHASE PRICE" means $7.00.

         "PURCHASER COUNSEL" means Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Purchasers, in the form of Exhibit B.

         "REQUIRED EFFECTIVENESS DATE" means the date on which an Underlying Shares Registration Statement is required to become effective pursuant to the Registration Rights Agreement.

         "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "SECURITIES" means the Shares, Warrants and the Warrant Shares.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE" means the questionnaire in the form of Exhibit E.

         "SHARES" means the shares of Common Stock, which are being purchased by and issued to the Purchasers at the Closing pursuant to this Agreement.

         "STRATEGIC TRANSACTION" means a transaction or relationship in which the Company issues shares of Common Stock to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives material benefits in addition to the investment of or lending of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to a Person whose primary business is investing in securities.

         "SUBSIDIARY" means any subsidiary of the Company that is required to be listed in Schedule 3.1(a).

         "TRADING DAY" means (a) any day on which the Common Stock is traded on its primary Trading Market, or (b) if the Common Stock is not then listed or quoted on any national securities exchange, market or trading or quotation facility, then a day on which trading occurs on The New York Stock Exchange (or any successor thereto).

         "TRADING MARKET" means the Nasdaq National Market or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

         "TRANSACTION DOCUMENTS" means this Agreement, the Warrants, the Registration Rights Agreement, the Transfer Agent Instructions and any other documents or agreements executed in connection with the transactions contemplated hereunder.

         "TRANSFER AGENT INSTRUCTIONS" means instructions to the Company's transfer agent, in the form of Exhibit C.

         "UNDERLYING SHARES REGISTRATION STATEMENT" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Securities by the Purchasers or their assignees.

         "UNIT" means a Share and a Warrant to acquire Warrant Shares.

         "WARRANT" means each Common Stock purchase warrant, in the form of Exhibit A issued to a Purchaser at the Closing.

         "WARRANT SHAREs" means the shares of Common Stock issuable upon exercise of the Warrants.

                                   ARTICLE II
                                PURCHASE AND SALE

         2.1 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Purchasers, and the Purchasers shall, severally and not jointly, purchase from the Company, the Shares and the Warrants for an aggregate purchase price set forth below each of the Purchaser's name on the signature pages to this Agreement and at the Per Unit Purchase Price. The Closing shall take place at the offices of Purchaser Counsel immediately following satisfaction or waiver of the conditions set forth in Article V of this Agreement or at such other location or time as the parties may agree.

         2.2 Closing Deliveries.

              (a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

                  (i) a stock certificate evidencing a number of Shares equal to the quotient obtained by dividing (i) the purchase price indicated below such Purchaser's name on the signature page to this Agreement by (ii) the Per Unit Purchase Price, registered in the name of such Purchaser;

                  (ii) a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire on the terms set forth therein a number of Warrant Shares equal to one half the number of Shares issuable to such Purchaser in accordance with Section 2.2(a)(i);

                  (iii) the legal opinion of Company Counsel, in the form of Exhibit D, addressed to the Purchasers;

                  (iv) a Registration Rights Agreement duly executed by the Company; and

                  (v) Transfer Agent Instructions duly executed by the Company and delivered to and countersigned by the Company's transfer agent.

              (b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

                  (i) the purchase price indicated below such Purchaser's name on the signature page of this Agreement, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose;

                  (ii) a Registration Rights Agreement duly executed by such Purchaser; and

                  (iii) a Selling Securityholder Notice and Questionnaire.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers as of the date hereof:

              (a) Subsidiaries. The Company has no subsidiaries other than those listed in Schedule 3.1(a). Except as disclosed in Schedule 3.1(a), the Company owns all of the capital stock of each Subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, "Liens"), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. If the Company has no subsidiaries, then references in the Transaction Documents to the Subsidiaries will be disregarded.

              (b) Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, reasonably be expected to (i) adversely affect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company's ability to perform fully on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "MATERIAL ADVERSE EFFECT").

              (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no further corporate action is required by the Company. Each of the Transaction Documents has been (or upon delivery will be) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

              (d) No Conflicts. The execution and delivery of the Transaction Documents by the Company, the consummation by the Company of the transactions contemplated thereby and the performance of its obligations under the Transaction Documents do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

              (e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including the obtaining of any approval of stockholders pursuant to NASD Rule 4350(i)(1)(D)), other than (i) the filings required under
Section 4.7, (ii) the filing with the Commission of the Underlying Shares Registration Statement, (iii) the application(s) to each Trading Market for the listing of the

Securities for trading thereon in the time and manner required thereby (collectively, the "REQUIRED APPROVALS") and (iv) filings under any state blue sky laws.

              (f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock for issuance of the Shares and the Warrants Shares.

              (g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company is set forth in
Schedule 3.1(g). No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and except as disclosed in Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

              (h) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to
Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC REPORTS" and, together with the Schedules to this Agreement, the "DISCLOSURE MATERIALS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject have been filed as exhibits to the SEC Reports as required under the Exchange Act.

              (i) Material Changes. Except as disclosed in the SEC Reports, since December 31, 2000, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information, and the Company does not expect to make any such request prior to the Required Effectiveness Date.

              (j) Litigation. Except as disclosed in the SEC Reports, since December 31, 2000, there has been no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "ACTION") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

              (k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

              (l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, could reasonably be expected to result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

              (m) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

              (n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and, to the Company's knowledge, enforceable leases of which the Company and the Subsidiaries are in compliance.

              (o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and the failure of which to so have could reasonably be expected to have a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Except as disclosed in the SEC Reports, since December 31, 2000, neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company and except as disclosed in the SEC Reports, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

              (p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

              (q) Transactions With Affiliates and Employees. Except as set forth in SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

              (r) Internal Accounting Controls. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (s) Solvency. Based on the financial condition of the Company as of the Closing Date, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

              (t) Certain Fees. Except as specified in Schedule 3.1(t), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Company agrees that the Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of any Person for fees of the type contemplated by this Section with respect to the transactions contemplated by this Agreement.

              (u) Private Placement. Assuming the accuracy of the Purchasers representations, warranties and agreements set forth in Section 3.2(b)-(g), no registration under the Securities Act is required for the offer and sale of Common Stock by the Company to the Purchasers as contemplated hereby. Neither the Company nor any of its Affiliates nor any person acting on the Company's behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby.

              (v) Form S-3 Eligibility. The Company is eligible to register the resale of its Common Stock by the Purchasers under Form S-3 promulgated under the Securities Act.

              (w) Listing and Maintenance Requirements. The Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

              (x) Registration Rights. Except as described in Schedule 3.1(x), the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

              (y) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation (collectively, "ANTI-TAKEOVER PROVISIONS") that is or could reasonably be expected to become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

              (z) Disclosure. The Company confirms that neither it, nor to its knowledge, any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         3.2 Representations and Warranties of the Purchasers. Each Purchaser, as of the date hereof, hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows:

              (a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

              (b) Investment Intent. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

              (c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, at the date hereof it is, and at the time it exercises any Warrant issued to it it will be an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser is not registered as a broker-dealer.

              (d) Experience of such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

              (e) Access to Information. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) he opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) ccess to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) he opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

              (f) General Solicitation. To the best of its knowledge, such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

              (g) Reliance. Such Purchaser understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

              (h) No Advice. Such Purchaser understands that nothing in this Agreement or any other materials presented by the Company to such Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

              (i) Selling Securityholder Questionnaire. Such Purchaser has supplied all requested information in the signature pages hereto and the Selling Securityholder Notice and Questionnaire and such information is true and correct as of the date hereof and will be true and correct as of the Effective Date.

              (j) Restrictions on Sale of Securities. Purchaser has not and will not, prior to the earlier of (i) 120 days after Closing or (ii) the Effective Date, if then prohibited by law or regulation, sell, dispose of, or grant any right with respect to (collectively, a "DISPOSITION"), the Shares or Warrant Shares, nor will such Purchaser engage in any hedging or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition of Shares or Warrant Shares by such Purchaser prior to such date. In addition, such Purchaser represents that as of the date of this Agreement such Purchaser does not have any existing short position in the Common Stock nor has Purchaser executed any derivative instruments with any third party, which in either case is designed to dispose of the Shares or Warrant Shares, prior to the earlier of (i) 120 days after Closing or (ii) the Effective Date.

         The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this
Section 3.2.

                                   ARTICLE IV
                         OTHER AGREEMENTS OF THE PARTIES

         4.1 Transfer Restrictions.

              (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with any transfer agent for the securities of the Company, without any such legal opinion, any transfer of Securities by a Purchaser to an Affiliate of such Purchaser that is exempt from the registration requirements under the Securities Act, provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and that it is acquiring the Securities solely for investment purposes (subject to the qualifications hereof). Such certification may also include any additional information as may be required under the Securities Act and as may be reasonably requested by the Company, to enable the Company to determine that such transfer is exempt from the registration requirements of the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

              (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of the following legend on the Securities:

         THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

None of the Securities shall contain the legend set forth above or any other legend (i) while a registration statement (including any Underlying Shares Registration Statement) is effective under the Securities Act to cover the resale of such security, or (ii) if Rule 144(k) may be utilized by the seller of such security or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the Effective Date. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement covering the resale of Warrant Shares, such Warrant Shares shall be issued without legends. The Company agrees that following the Effective Date (and pursuant to the last sentence of this paragraph) or at such time as such legend is no longer required under this Section 4.1(b), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Shares or Warrant Shares issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to register any transfer of the Securities on its books or with any transfer agent, and no such transfer may be made, unless such transfer is in compliance with this Section 4.1 and the transferor has delivered to the Company a certificate containing information reasonably requested by the Company to that effect.

              (c) If the Company fails to deliver or cause to be delivered to any Purchaser a certificate representing any Securities by the third Trading Day after the date on which delivery of such certificate is required by Section 4.1(b), the Company shall pay to such Purchaser, in cash, as liquidated damages and not as a penalty (i) with respect to a sale of Securities by the Purchaser, $5,000 for each day after such third Trading Day until such certificate is delivered in accordance with Section 4.1(b) and (ii) other than with respect to a sale of Securities by the Purchaser, $1,000 for each of the first 10 days after such third Trading Day and $5,000 for each day thereafter until such certificate is delivered in accordance with Section 4.1(b). Nothing herein shall limit such Purchaser's right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

         4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue the Securities pursuant to the Transaction Documents is unconditional and absolute, regardless of the effect of any such dilution.

         4.3 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and to deliver, upon reasonable request from a Purchaser, a written certification of a duly authorized officer as to whether it has complied with its filing obligations under the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

         4.4 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions including, without limitation, under the rules and regulations of any Trading Market.

         4.5 Reservation and Listing of Securities. The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents. The Company shall (i) in the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering the Shares and the Warrant Shares, (ii) take all steps necessary to cause such shares to be approved for listing on each Trading Market as soon as possible thereafter,
(iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such shares on each such Trading Market or another eligible securities market.

         4.6 Subsequent Placements.

              (a) Without the prior written consent of the Purchasers, prior to the Effective Date, the Company will not offer or sell any of its Common Stock or Common Stock Equivalents to any Person.

              (b) From the date hereof until the sixth month after the Effective Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security of it or its Subsidiaries' that is, at any time during its life and under any circumstances, pursuant to its terms, convertible into or exchangeable for Common Stock (any such offer, sale, grant, disposition or announcement being referred to as a "Subsequent Placement"), unless (i) the Company delivers to each of the Purchasers a written notice (the "SUBSEQUENT PLACEMENT NOTICE") of its intention to effect such Subsequent Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Placement is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto and (ii) such Purchaser shall not have notified the Company by 6:30 p.m. (New York City time) on the fifth Trading Day after its receipt of the Subsequent Placement Notice of its willingness to provide (or to cause its designee to provide), subject to completion of mutually acceptable documentation, financing to the Company on the same terms set forth in the Subsequent Placement Notice. If any Purchaser shall fail to so notify the Company of its willingness to participate in the Subsequent Placement, the Company may effect such Subsequent Placement on the terms and to the Persons set forth in the Subsequent Placement Notice and to those Purchasers that have elected to participate in the Subsequent Placement; provided that the Company must provide the Purchasers with a second Subsequent Placement Notice, and the Purchasers will again have the right of first refusal set forth above in this paragraph (b), if the Subsequent Placement subject to the initial Subsequent Placement Notice is not consummated for any reason on the terms set forth in such Subsequent Placement Notice within 30 days after the date of the initial Subsequent Placement Notice. If all Purchasers indicate a willingness to provide financing in excess of the amount set forth in the Subsequent Placement Notice, then each Purchaser will be entitled to provide financing pursuant to such Subsequent Placement Notice up to an amount equal to such Purchaser's pro rata portion of the aggregate purchase price paid for the Securities under this Agreement, but the Company shall not be required to accept financing from the Purchasers in an amount in excess of the amount set forth in the Subsequent Placement Notice.

              (c) Except for Registrable Securities, as defined in the Registration Rights Agreement, the Company shall not, until 90 Trading Days after the Effective Date, file a registration statement with the Commission with respect to any securities of the Company. The 90 Trading Day period set forth in this Section 4.6(c) and the six month period set forth in Section 4.6(b) shall be extended for (i) the number of Trading Days during such periods in which trading in the Common Stock is suspended by any Trading Market and (ii) the number of Trading Days after the Effective Date during which (A) the Underlying Shares Registration Statement is not effective or (B) the prospectus included in the Underlying Shares Registration Statement may not be used by the holders thereof for the resale of Registrable Securities thereunder.

              (d) The restrictions contained in paragraphs (a)-(c) of this
Section 4.6 shall not apply to issuances of Common Stock and Common Stock
Equivalents: (i) to the Company's employees, officers or directors and the issuance of shares of Common Stock to such employees, officers or directors upon exercise of options granted, pursuant to an employee benefit plan or stock option plan whether now existing or approved by the Company and its stockholders in the future, (ii) to consultants as compensation for services rendered to the Company not to exceed an aggregate value of $500,000, (iii) pursuant to one or more Strategic Transactions, (iv) to Dr. George Rathmann for additional financing provided to the Company by Dr George Rathmann, (v) under a bona fide underwritten public offering (which shall not include equity lines of credit or similar financing structures) which results in net proceeds in excess of US $40 million at a per share price (excluding underwriters commissions and discounts) that is not at a discount to the then-prevailing market price of the Common Stock and (vi) pursuant to the Rights Agreement, dated as of June 5, 1998, by and between the Company and U.S. Stock Transfer Corporation, as the Rights Agent (except that the restriction contained in Section 4.6(c) shall apply to this Section 4(d)(vi).

         4.7 Securities Laws Disclosure; Publicity. The Company shall (i) on the Closing Date, issue a press release acceptable to the Purchasers disclosing the transactions contemplated hereby and (ii) make such other filings and notices in the manner and time required by the Commission. Subject to the limitations contained in Section 4.12, the Company shall, at least two Trading Days prior to the filing or dissemination of any disclosure required by this paragraph, provide a copy thereof to the Purchasers for their review. The Company and the Purchasers shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or Trading Market with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filing or other communication without the prior consent of the other, except if such disclosure is required by law or Trading Market rules or regulations, in which case, in the case of public statements made within 8 months after the Closing Date and press releases, the disclosing party shall promptly provide the other party with prior notice thereof. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or Trading Market rules or regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

         4.8 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

         4.9 Indemnification of Purchaser. The Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a "PURCHASER PARTY") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Losses") that any such Purchaser Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties or covenants made by the Company in this Agreement or any other Transaction Documents. The Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

         4.10 Reimbursement. Subject to the provisions of Section 5(a)(1) and
(2) and 5(b)(1) and (2) of the Registration Rights Agreement and other than with respect to gross negligence or wilful misconduct by a Purchaser, if any Purchaser becomes involved in any capacity in any action, proceeding or investigation by or against any Person who has a relationship with the Company (including as a stockholder), solely as a result of such Purchaser's acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

         4.11 Shareholders Rights Plan. No claim will be made or enforced by the Company that any Purchaser is an "Acquiring Person" (or similar triggering person) under any shareholders rights plan or other Anti-Takeover Provision in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers. The Company will take such affirmative steps as may be required to render inapplicable to the Purchasers all Anti-Takeover Provisions that may otherwise apply to the Purchasers as a result of their acquisition of Securities hereunder.

         4.12 Material Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf shall provide any of the Purchasers or its agents or counsel with any information that constitutes material non-public information, unless such Purchaser shall have prior thereto agreed to execute a written agreement regarding the confidentiality and use of such information.

                                   ARTICLE V
                                   CONDITIONS

         5.1 Conditions Precedent to the Obligations of the Purchasers. The obligation of each Purchaser to acquire Securities at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

              (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date (except for representations and warranties that speak of a specific date, which need only be true and correct as of such date).

              (b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

              (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

              (d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would be expected to have or result in a Material Adverse Effect.

              (e) The Company shall have delivered to Purchaser Counsel all items that it is required to deliver at the Closing under Section 2.2 (a).

              (f) Minimum Amount. The Company shall have received subscriptions from Purchasers to purchase at least an aggregate of $________ Units pursuant to the terms of this Agreement (the "MINIMUM AMOUNT").

         5.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

              (a) Representations and Warranties. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

              (b) Performance. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing;

              (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

         5.3 Termination. Any Purchaser shall have the right to terminate this Agreement as to itself by written notice to the Company, at any time after September 10, 2001, if the Company has not received subscriptions from Purchasers to purchase at least the Minimum Amount or if any other condition to such Purchaser's Closing obligations shall not have been satisfied or waived by such Purchaser by such date.

                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1 Fees and Expenses. At the Closing, the Company shall reimburse Pine Ridge Financial, Inc. for legal fees and expenses incurred by it in connection with the preparation and negotiation of the Transaction Documents by paying to it (or, at its election, by delivering directly to Purchaser Counsel), $35,000. In lieu of the payments required by the immediately preceding sentence, Pine Ridge Financial, Inc. may retain the amount of such payments instead of delivering such amounts to the Company at the Closing. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of the Securities.

         6.2 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:      Hyseq, Inc.
                                 670 Almanor Avenue
                                 Sunnyvale, CA 94085
                                 Phone No.:  (408) 524-8100
                                 Facsimile No.:  (408) 524-8141
                                 Attn: President

         With a copy to:         Latham & Watkins
                                 135 Commonwealth Drive
                                 Menlo Park, CA 94025
                                 Facsimile No.: (650) 463-2600
                                 Attn: Alan C. Mendelson

         If to a Purchaser:      To the address set forth under such Purchaser's
                                 name on the signature pages hereof;

         With a copy to :        Robinson Silverman Pearce Aronsohn & Berman LLP
                                 1290 Avenue of the Americas
                                 New York, NY 10104
                                 Attn:  Eric L. Cohen, Esq.
                                 Facsimile No.:  212-541-1432/212-541-4630

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         6.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers who purchased a majority in interest of the Units or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         6.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Except as set forth in Section 4.1(a), the Purchasers may not assign this Agreement or any of the rights or obligations hereunder without the consent of the Company.

         6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person except as otherwise set forth in Section 4.9 hereof.

         6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "NEW YORK COURTS"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto (including its affiliates, agents, officers, directors and employees) hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

         6.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and exercise of the Securities, as applicable.

         6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         6.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         6.13 Replacement of Stock Certificate. If any stock certificate representing a number of shares of Common Stock issued to a Purchaser pursuant to this Agreement is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for such stock certificate, a New Stock Certificate, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, satisfactory to it. Applicants for a New Stock Certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

         6.14 Independent Nature of Purchasers' Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGES FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                      HYSEQ, INC.


                                      By:
                                         -----------------------------------
                                      Name:
                                           ---------------------------------
                                      Title:
                                            --------------------------------



                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGE FOR PURCHASERS FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                      [PURCHASER]



                                      By:
                                         ----------------------------------
                                      Name:
                                           --------------------------------
                                      Title:
                                            -------------------------------

                                      Aggregate Purchase Price:        $[ ]

                                      Number of Shares to be acquired:

                                      Warrant Shares acquirable under Warrant:

                                      Tax ID No:

                                      Address for Notice:

                                      [  ]

         With a copy to:              Robinson Silverman Pearce Aronsohn
                                        & Berman LLP
                                      1290 Avenue of the Americas
                                      New York, NY 10104
                                      Fax No.: (212) 541-4630 and (212) 541-1432
                                      Attn: Eric L. Cohen, Esq.